UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2024

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Letter of Intent

As previously reported on its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2024, Blum Holdings, Inc. (the "Company") entered into a binding letter of intent dated February 9, 2024 with Operators Only Corp. ("Operators Only LOI").

On May 1, 2024, the Company executed an amended and restated binding letter of intent (the “Amended LOI”) with Safe Accessible Solutions, Inc. (the "Target"), which amended and restated the Operators Only LOI in its entirety. Pursuant to the Amended LOI, the Company, a newly formed wholly-owned subsidiary of the Company (“Blum Acquisition”), and the stockholders of Target shall enter into a Stock Sale and Purchase Agreement in which Blum Acquisition will acquire 100% of the common stock of the Target. Upon the closing of the transaction, the Target shall become a wholly-owned subsidiary of Blum Acquisition. At closing, the Company shall pay an aggregate of $1,671,451 in consideration for the Target as follows: (i) a secured promissory note in the aggregate principal amount of $1,000,071 to be paid in monthly installments of approximately $23,811 per month over 42 months (the "Note"); and (ii) the issuance of 945,605 shares of common stock of the Company. The Note may be converted into common stock of the Company at the transaction valuation, on terms to be agreed-upon.

The foregoing description is qualified in its entirety by reference to the Amended LOI, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Management Services Agreement

On May 1, 2024, the Company, through its wholly-owned subsidiary BLMH Management Services, Inc., executed a management services agreement with Safe Accessible Solutions, Inc. (the "Management Services Agreement") pursuant to which the Company shall manage the operations of the Target at the premises located at 1716 J St, Sacramento, California 95811 (the "Cookies Sacramento Dispensary"). As consideration for such services, the Company shall receive a management fee of 100% of the economic benefit of the Target. In accordance with the Management Services Agreement, the Company will have controlling financial interest over the business of the Target that will allow the Company to include the financial results of the Target in its consolidated financial statements.

The foregoing description of the Management Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Services Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated by reference herein in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information under Item 1.01, above, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1*	Amended and Restated Binding Letter of Intent.
10.2*	Management Services Agreement, by and between BLMH Management Services, Inc. and Safe Accessible Solutions, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).
* Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: May 3, 2024	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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